Exhibit 99.1

Company/Investor Contact:
Dianne Will
Hemispherx Biopharma, Inc.
Phone: (518) 398-6222
Email: ir@hemispherx.net
HEB's Web Site: www.hemispherx.net

HEMISPHERX BIOPHARMA, INC. ANNOUNCES IT HAS SCHEDULED ITS 2010 ANNUAL STOCKHOLDERS’ MEETING TO OCCUR ON MARCH 17, 2011 IN REMEDIATION OF NOTICE FROM THE NYSE AMEX OF NON-COMPLIANCE WITH THE REQUIREMENT TO HOLD
ITS ANNUAL STOCKHOLDERS’ MEETING BY THE END OF 2010

Philadelphia, PA – February 23, 2011 – Hemispherx Biopharma, Inc. (NYSE Amex: HEB) announced that notice had been received from the Staff of the NYSE Amex (the “Amex”) indicating that the Company is not in compliance with Section 704 of the Amex Company Guide which requires the Company to hold its 2010 Annual Stockholders’ Meeting (the “2010 Meeting”) no later than December 31, 2010.  The Company has been given until March 21, 2011 to submit a plan to regain compliance with this requirement.

As noted in a December 28, 2010 Press Release and Form 8-K, the Company received SEC comments on its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 10-K”) that were unanticipated.  Despite the Company’s best efforts to resolve the matter to allow the annual meeting to be held by December 31, 2010, final resolution of the SEC staff’s accounting comments were not obtained until mid-February 2011.  The Company immediately filed an amended and restated 2009 10-K and amended and restated quarterly reports on Form 10-Q for the first three quarters of 2010.

The Company initially had planned on holding its 2010 Meeting on November 3, 2010, well within the required timeframe for compliance with Section 704.  However, as the Proxy materials needed to include, among other things, the 2009 10-K, the Company was required to postpone the 2010 Meeting until it could deliver the amended and restated 2009 10-K.  As soon as the SEC accounting issues were resolved, the Company rescheduled the 2010 Meeting for March 17, 2011.

The Company plans on notifying the Amex after the meeting and before March 21, 2011 that the meeting had been held thereby not requiring the submission of a plan to regain compliance.

About Hemispherx Biopharma

Hemispherx Biopharma, Inc. is an advanced specialty pharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx’s flagship products include Alferon N Injection® (FDA approved for a category of sexually transmitted diseases) and the experimental therapeutics Ampligen® and Alferon® LDO. Ampligen® is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Hemispherx has patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection®). The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net.

Information contained in this news release, other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of Hemispherx involve risk of competition, changing market conditions, change in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission.    Any specifically referenced investigational drugs and associated technologies of the Company (including Ampligen® and Alferon® LDO) are experimental in nature and as such are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders. The forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.  Clinical trials for other potential indications of the approved biologic Alferon N Injection® do not imply that the product will ever be specifically approved commercially for these other treatment indications. The planning, completion, results or submission of clinical trials do not imply that any study product will ever be approved commercially for the studied or other treatment indications.